UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 14, 2024

Date of Report (Date of earliest event reported)

000-52952

Commission File Number

FREEDOM HOLDINGS, INC. Aka Freedom Acquisition Corp
(Exact name of registrant as specified in its charter)

Florida	56-2560951
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10524 Independence Ave. Chatsworth, CA	91311
(Address of principal executive offices)	(Zip Code)

818-357-3155

(Registrant's telephone number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

New Independent Accountants

Effective May 14, 2024 BF Borgers, Certified Public Accountants (“Borgers”), was dismissed as the independent registered public accounting firm of Freedom Holdings Inc. (the “Company”). as our independent registered public accounting firm, due to not being permitted to appear before the SEC. The Company’s Board of Directors approved the dismissal of Borgers.

Effective May 14, 2024 our Board of Directors appointed, Olayinka Oyebola Co.(“OOC”) as our independent registered public accounting firm, to re-audit our financial statements for the fiscal year ended September 30, 2023 and subsequent interim periods (the “Appointment”).

Prior to Borgers appointment in December 2022, OCC was the Company auditor for fiscal years 2021 and 2022 and the subsequent interim periods, preceding the Appointment of Borgers.

ITEM 8.01 OTHER EVENTS

On May 21, 2024 we published a press release announcing the engagement of OCC as the Company’s new auditor replacing Borgers.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2024	By:	/s/ John Vivian
John Vivian
Chief Executive Officer

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